EXHIBIT 21.1


                    SUBSIDIARY OF RECOVERY ENGINEERING, INC.



                                              Jurisdiction of        Percent
Name                                          Incorporation          Owned
-------                                       ---------------        -------

Recovery Engineering International, Ltd.      Barbados               100%